EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Green Plains Declares Quarterly Cash Dividend

OMAHA, Neb., Nov. 15, 2017 (GLOBE NEWSWIRE) -- Green Plains Inc. (NASDAQ:GPRE) today announced that its board of directors declared a quarterly cash dividend of $0.12 per share on the company’s common stock, payable on Dec. 15, 2017, to shareholders of record at the close of business on Nov. 27, 2017.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol production, grain handling and storage, cattle feedlots, food ingredients, and commodity marketing and logistics services. The company is the second largest consolidated owner of ethanol production facilities in the world with 17 dry mill plants, producing nearly 1.5 billion gallons of ethanol at full capacity. Green Plains owns a 62.5% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP. For more information about Green Plains, visit www.gpreinc.com.

Contact: Jim Stark, Vice President - Investor and Media Relations, Green Plains Inc. (402) 884-8700